Calculation of Filing Fee Tables
S-8
Bending Spoons S.p.A.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, with no par value, issuable under the Bending Spoons S.p.A. 2022 Share Option Regulations for the Employees of Bending Spoons S.p.A.	Other	1,782,380	$ 0.32	$ 570,361.60	0.0001381	$ 78.77
2	Equity	Ordinary shares, with no par value, issuable under the Bending Spoons S.p.A. 2024 Share Option Regulations for the Employees of Bending Spoons Holdings S.p.A.	Other	1,525,195	$ 0.26	$ 396,550.70	0.0001381	$ 54.76
3	Equity	Ordinary shares, with no par value, issuable under the Bending Spoons S.p.A. 2024 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of Bending Spoons Holdings S.p.A.	Other	26,060	$ 0.35	$ 9,121.00	0.0001381	$ 1.26
4	Equity	Ordinary shares, with no par value, issuable under the Bending Spoons S.p.A. 2024 Share Option Regulations for the Employees of Bending Spoons Operations S.p.A. with U.K. Sub-Plan	Other	13,053,650	$ 0.28	$ 3,655,022.00	0.0001381	$ 504.76
5	Equity	Ordinary shares, with no par value, issuable under the Bending Spoons S.p.A. 2024 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of Bending Spoons Operations S.p.A.	Other	369,990	$ 0.59	$ 218,294.10	0.0001381	$ 30.15
6	Equity	Ordinary shares, with no par value, issuable under the Bending Spoons S.p.A. 2024 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of Bending Spoons Operations S.p.A. with Addendum for U.S. Beneficiaries	Other	1,174,155	$ 0.69	$ 810,166.95	0.0001381	$ 111.88
7	Equity	Ordinary shares, with no par value, issuable under the Bending Spoons S.p.A 2022 Share Option Regulations for the Employees of Splice Video Editor S.r.l.	Other	14,528,412	$ 0.24	$ 3,486,818.88	0.0001381	$ 481.53
8	Equity	Ordinary shares, with no par value, issuable under the Bending Spoons S.p.A. 2022 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of Splice Video Editor S.r.l.	Other	34,470	$ 0.18	$ 6,204.60	0.0001381	$ 0.86
9	Equity	Ordinary shares, with no par value, issuable under the Bending Spoons S.p.A. 2023 Share Option Regulations for the Employees of AI Creativity S.r.l.	Other	2,618,915	$ 0.22	$ 576,161.30	0.0001381	$ 79.57
10	Equity	Ordinary shares, with no par value, issuable under the Bending Spoons S.p.A. 2023 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of AI Creativity S.r.l.	Other	256,045	$ 0.33	$ 84,494.85	0.0001381	$ 11.67
11	Equity	Ordinary shares, with no par value, issuable under the Bending Spoons S.p.A. 2025 Share Option Regulations for the Employees of Wetransfer B.V. (Italian Branch)	Other	941,805	$ 0.19	$ 178,942.95	0.0001381	$ 24.71
12	Equity	Ordinary shares, with no par value, issuable under the Bending Spoons S.p.A. 2023 Stock Option Plan for the Employees, Contractors, and Directors of Alight Creative Inc.	Other	22,700	$ 0.10	$ 2,270.00	0.0001381	$ 0.31
13	Equity	Ordinary shares, with no par value, issuable under the Bending Spoons S.p.A. Warrants November 2024 Terms and Conditions with Addendum for U.S. Beneficiaries	Other	91,730	$ 1.22	$ 111,910.60	0.0001381	$ 15.45
14	Equity	Ordinary shares, with no par value, issuable under the Bending Spoons S.p.A. 2026 Equity Compensation Plan	Other	51,000,000	$ 33.92	$ 1,729,920,000.00	0.0001381	$ 238,901.95
Total Offering Amounts:						$ 1,740,026,319.53		$ 240,297.63
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 240,297.63
Offering Note
[1]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement (the "Registration Statement") shall also cover any additional shares of ordinary shares of Bending Spoons S.p.A. (the "Registrant"), no par value (the "ordinary shares") that become issuable under [the above-named plans], by reason of any share dividend, share split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of common shares, as applicable. (b) Represents 1,782,380 shares of Bending Spoons S.p.A. ordinary shares issuable under the 2022 Share Option Regulations for the Employees of Bending Spoons S.p.A.as of the date of this Registration Statement. (c) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the weighted-average exercise price of the outstanding options or warrants registered under this line item, where such options or warrants were granted at multiple exercise prices across different tranches or grant dates, which is $0.32 per share.

[2]	(a) See note 1(a) above. (b) Represents 1,525,195 shares of Bending Spoons S.p.A. ordinary shares issuable under the 2024 Share Option Regulations for the Employees of Bending Spoons Holdings S.p.A. as of the date of this Registration Statement. (c) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the weighted-average exercise price of the outstanding options or warrants registered under this line item, where such options or warrants were granted at multiple exercise prices across different tranches or grant dates, which is $0.26 per share.

[3]	(a) See note 1(a) above. (b) Represents 26,060 shares of Bending Spoons S.p.A. ordinary shares issuable under the 2024 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of Bending Spoons Holdings S.p.A. as of the date of this Registration Statement. (c) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the weighted-average exercise price of the outstanding options or warrants registered under this line item, where such options or warrants were granted at multiple exercise prices across different tranches or grant dates, which is $0.35 per share.

[4]	(a) See note 1(a) above. (b) Represents 13,053,650 shares of Bending Spoons S.p.A. ordinary shares reserved for issuance under the 2024 Share Option Regulations for the Employees of Bending Spoons Operations S.p.A. with U.K. Sub-Plan as of the date of this Registration Statement. (c) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the weighted-average exercise price of the outstanding options or warrants registered under this line item, where such options or warrants were granted at multiple exercise prices across different tranches or grant dates, which is $0.28 per share.

[5]	(a) See note 1(a) above. (b) Represents 369,990 shares of Bending Spoons S.p.A. ordinary shares issuable under the 2024 Share Option Regulations for Directors, Consultants, Collaborators, and Vendors of Bending Spoons Operations S.p.A. as of the date of this Registration Statement. (c) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the weighted-average exercise price of the outstanding options or warrants registered under this line item, where such options or warrants were granted at multiple exercise prices across different tranches or grant dates, which is $0.59 per share.

[6]	(a) See note 1(a) above. (b) Represents 1,174,155 shares of Bending Spoons S.p.A. ordinary shares issuable under the 2024 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of Bending Spoons Operations S.p.A. with Addendum for U.S. Beneficiaries as of the date of this Registration Statement. (c) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the weighted-average exercise price of the outstanding options or warrants registered under this line item, where such options or warrants were granted at multiple exercise prices across different tranches or grant dates, which is $0.69 per share. The underlying exercise prices for the options registered under this line item were originally denominated in Euros and have been converted into U.S. dollars using the European Central Bank (ECB) EUR/USD reference rate as of July 24, 2026, which was 1.1377.

[7]	(a) See note 1(a) above. (b) Represents 14,528,412 shares of Bending Spoons S.p.A. ordinary shares issuable under the 2022 Share Option Regulations for the Employees of Splice Video Editor S.r.l. as of the date of this Registration Statement. (c) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the weighted-average exercise price of the outstanding options or warrants registered under this line item, where such options or warrants were granted at multiple exercise prices across different tranches or grant dates, which is $0.24 per share.

[8]	(a) See note 1(a) above. (b) Represents 34,470 shares of Bending Spoons S.p.A. ordinary shares issuable under the 2022 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of Splice Video Editor S.r.l. as of the date of this Registration Statement. (c) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the weighted-average exercise price of the outstanding options or warrants registered under this line item, where such options or warrants were granted at multiple exercise prices across different tranches or grant dates, which is $0.18 per share.

[9]	(a) See note 1(a) above. (b) Represents 2,618,915 shares of Bending Spoons S.p.A. ordinary shares issuable under the 2023 Share Option Regulations for the Employees of AI Creativity S.r.l. as of the date of this Registration Statement. (c) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the weighted-average exercise price of the outstanding options or warrants registered under this line item, where such options or warrants were granted at multiple exercise prices across different tranches or grant dates, which is $0.22 per share.

[10]	(a) See note 1(a) above. (b) Represents 256,045 shares of Bending Spoons S.p.A. ordinary shares issuable under the 2023 Share Option Regulations for the Directors, Consultants, Collaborators, and Vendors of AI Creativity S.r.l. as of the date of this Registration Statement. (c) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the weighted-average exercise price of the outstanding options or warrants registered under this line item, where such options or warrants were granted at multiple exercise prices across different tranches or grant dates, which is $0.33 per share.

[11]	(a) See note 1(a) above. (b) Represents 941,805 shares of Bending Spoons S.p.A. ordinary shares issuable under the 2025 Share Option Regulations for the Employees of Wetransfer B.V. (Italian Branch) as of the date of this Registration Statement. (c) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the weighted-average exercise price of the outstanding options or warrants registered under this line item, where such options or warrants were granted at multiple exercise prices across different tranches or grant dates, which is $0.19 per share.

[12]	(a) See note 1(a) above. (b) Represents 22,700 shares of Bending Spoons S.p.A. ordinary shares issuable under the 2023 Stock Option Plan for the Employees, Contractors, and Directors of Alight Creative Inc. as of the date of this Registration Statement. (c) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the weighted-average exercise price of the outstanding options or warrants registered under this line item, where such options or warrants were granted at multiple exercise prices across different tranches or grant dates, which is $0.10 per share.

[13]	(a) See note 1(a) above. (b) Represents 91,730 shares of Bending Spoons S.p.A. ordinary shares issuable under the Warrants November 2024 Terms and Conditions with Addendum for U.S. Beneficiaries as of the date of this Registration Statement. (c) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the fixed exercise price of the outstanding options or warrants registered under this line item, where all such outstanding options or warrants share a single exercise price, which is $1.22 per share. The underlying exercise price for the warrants registered under this line item was originally denominated in Euros and has been converted into U.S. dollars using the European Central Bank (ECB) EUR/USD reference rate as of July 24, 2026, which was 1.1377.

[14]	(a) See note 1(a) above. (b) Represents 51,000,000 shares of Bending Spoons S.p.A. ordinary shares issuable under the Bending Spoons S.p.A. 2026 Equity Compensation Plan. (c) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(h) and 457(c) under the Securities Act, based upon the average of the high ($34.84) and low ($33.00) reported sale prices per ordinary share on the Nasdaq on July 24, 2026, a date within five business days prior to the filing date of this Registration Statement, which average price was $33.92. Because no awards have been granted under the 2026 Equity Compensation Plan as of the date of this Registration Statement, Rule 457(h)(1) requires that the proposed maximum offering price per unit be calculated pursuant to Rule 457(c), based on the market price of the underlying ordinary shares, which have traded on the Nasdaq since the completion of the Registrant's initial public offering on July 2, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources